Exhibit 99.3
DOUBLE EAGLE UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION
The unaudited pro forma condensed combined financial statements of Double Eagle are based on the audited December 31, 2008 and unaudited June 30, 2009 historical consolidated financial statements of each of Double Eagle and Petrosearch, which include, in the opinion of the management of both companies, all adjustments necessary to present fairly the results for the periods and as of the date presented. The historical consolidated financial information has been adjusted to give pro forma effect to the merger, as if it had occurred on January 1, 2008 for the condensed consolidated statements of operations and as if it had occurred on June 30, 2009 for the condensed consolidated balance sheet.
The unaudited pro forma condensed combined financial statements, however, do not give effect to the impact, if any, of asset dispositions, cost savings or integration costs as a result of the merger. The following unaudited pro forma condensed combined balance sheet at June 30, 2009 and unaudited pro forma condensed combined statements of operations for the year ended December 31, 2008 and the six months ended June 30, 2009, should be read in conjunction with the December 31, 2008 audited historical financial statements and the June 30, 2009 unaudited financial statements of Double Eagle and Petrosearch and the related notes. The unaudited financial statements of Petrosearch as of June 30, 2009 have been included elsewhere in this Form 8-K/A.
The unaudited pro forma condensed combined financial statements were prepared by Double Eagle management for informational purposes only and are not necessarily indicative of the results of operations or financial position that would have occurred had the transaction been consummated as of January 1, 2008 for purposes of the unaudited pro forma condensed combined statements of operations, and June 30, 2009 for the unaudited pro forma condensed combined balance sheet, nor are they necessarily indicative of future results. Additionally, the unaudited pro forma condensed combined results of operations do not include any operating synergies from the elimination of duplicative costs and overlapping functions that may be realized from the combination of the two companies.
The acquisition of Petrosearch has been accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141R, “Business Combinations.” Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. The pro forma financial statements also include adjustments to reflect Petrosearch as if its crude oil and natural gas properties had been accounted for under the successful efforts method of accounting, not the full cost method of accounting that was used in the audited financial statements for the year ended December 31, 2008 and unaudited financial statements of Petrosearch as of June 30, 2009 included elsewhere in this Form 8-K/A.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2009
(dollars in thousands)

					Pro Forma
	Historical				Double Eagle
	Double Eagle	Petrosearch	Adjustments		Combined
CURRENT ASSETS:
Cash and cash equivalents	$4,506	$8,843	$(873	)a	$12,168
			(308	)b
Receivables, net of allowance	8,496	9	—		8,505
Fair value of derivative	5,982	—	—		5,982
Prepaid exp. & other current assets	3,045	139	—		3,184

Total Current Assets	22,029	8,991	(1,181)		29,839

Oil and gas properties	175,345	24,818	(24,468	)c	175,695
Corporate and other assets	2,043	153	(153	)c	2,043

	177,388	24,971	(24,621)		177,738
Accumulated DD&A	(44,350)	(19,160)	19,160	c	(44,350)

	133,038	5,811	(5,461)		133,388

Deferred tax asset	—	3,454	(3,454	)d	—
Other assets	3,131	13	—		3,144

Total Assets	$158,198	$18,269	$(10,096)		$166,371

CURRENT LIABILITIES:
Accounts payable	$9,251	$85	$—		$9,336
Liabilities from price risk management	974	—	—		974
Accrued expenses and other current liabilities	13,328	339	(104	)e	13,472
			(91	)e

Total Current Liabilities	23,553	424	(195)		23,782

LONG-TERM DEBT, net of current maturities	38,750	—			38,750

LIABILITIES FROM PRICE RISK MANAGEMENT	2,203				2,203

OTHER LONG TERM LIAB	5,443	673	(85	)f	6,031

DEFERRED TAX LIABILITY	2,991	—			2,991

PREFERRED STOCK	37,972		—		37,972

STOCKHOLDERS’ EQUITY:
Common stock	924	42	(42	)g	1,103
			179	h
Preferred		251	(251	)g	—
Additional paid-in-capital	35,846	34,361	(34,361	)g	42,927
			7,081	h
Retained earnings and other comprehensive income	10,516	(17,275)	17,275	g	10,612
			155	i
			(59	)j
Treasury stock	—	(207)	207	g	—

Total stockholders’ equity	47,286	17,172	(9,816)		54,642

Total Liabilities and Stockholders’ Equity	$158,198	$18,269	$(10,096)		$166,371

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2008
(dollars in thousands)

					Pro Forma
	Historical				Double Eagle
	Double Eagle	Petrosearch	Adjustments		Combined
REVENUES
Oil and gas sales	$39,149	$1,400	$—		$40,549
Transporation	4,788	—	—		4,788
Price risk management	5,329	—	—		5,329
Other income	312	—	—		312
Total Revenues	49,578	1,400	—		50,978

COSTS AND EXPENSES					—
Lease operating	7,601	808			8,409
Production taxes	4,701	—	—		4,701
Depreciation, depletion and amortization	11,473	577	1,003	k	13,053
Impairment and dry hole costs	1,654	15,714	(12,906	)l	4,462
General and adminstrative	5,604	3,112	935	m	9,651
Pipeline operating costs	2,596	—	—		2,596

Total Cost and Expenses	33,629	20,211	(10,968)		42,872

Operating Income	15,949	(18,811)	10,968		8,106

OTHER (INCOME) EXPENSE:
Interest expense	225	1,169	—		1,394
Amortizing of finanicing costs	—	1,444	—		1,444
Gain on sale of assets	—	(21,815)	2,610	l	(19,205)
Loss on debt extinguishment	—	3,445	—		3,445
Other income	—	(12)	(155	)i	(167)

Other (income) expense	225	(15,769)	2,455		(13,089)

INCOME (LOSS) FROM CONTINUING OPEATIONS BEFORE INCOME TAX EXPENSE	15,724	(3,042)	8,513		21,195

INCOME TAX EXPENSE (BENEFIT)	5,343	(3,454)	6,186	n	8,075

INCOME FROM CONTINUING OPERATIONS	$10,381	$412	$2,327		$13,120

Earnings per Share
Basic	$1.13	$0.01			$1.20
Diluted	$1.13	$0.01			$1.20
Shares Outstanding
Basic	9,159,865	41,797,282	(40,004,541	)o	10,952,606
Diluted	9,161,985	41,797,282	(40,004,541	)o	10,954,726

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Six Months Ended June 30, 2009
(dollars in thousands)

					Pro Forma
	Historical				Double Eagle
	Double Eagle	Petrosearch	Adjustments		Combined
REVENUES
Oil and gas sales	$20,992	$48	$—		$21,040
Transporation	3,170	—	—		3,170
Price risk management	(3,292)	—	—		(3,292)
Other income	210	—	—		210
Total Revenues	21,080	48	—		21,128

COSTS AND EXPENSES					—
Lease operating	3,601	114	—		3,715
Production taxes	1,642	—	—		1,642
Depreciation, depletion and amortization	9,097	23	—		9,121
Impairment and dry hole costs	55	—	—		55
General and adminstrative	3,101	3,759	(822	)p	6,037
Pipeline operating costs	1,654	—	—		1,654

Total Cost and Expenses	19,150	3,896	(822)		22,224

Operating Income	1,930	(3,848)	822		(1,096)

OTHER (INCOME) EXPENSE:
Interest expense (income)	644	(20)	—		624
Amortizing of finanicing Costs	—	—	—		—
Gain on sale of assets	—	—	—		—
Loss on debt extinguishment	—	—	—		—
Other (income) expense	—	—	—		—

Other (income) expense	644	(20)	—		624

INCOME (LOSS) FROM CONTINUING OPEATIONS BEFORE INCOME TAX EXPENSE	1,286	(3,828)	822		(1,720)

INCOME TAX EXPENSE (BENEFIT)	521	—	(1,176	)n	(655)

INCOME(LOSS) FROM CONTINUING OPERATIONS	$765	$(3,828)	$1,998		$(1,065)

Earnings per Share
Basic	$0.08	$(0.09)			$(0.10)
Diluted	$0.08	$(0.09)			$(0.10)
Shares Outstanding
Basic	9,217,902	41,584,938	(39,792,197	)o	11,010,643
Diluted	9,217,902	41,584,938	(39,792,197	)o	11,010,643

Note 1: Agreement and Plan of Merger between Double Eagle and Petrosearch
On March 30, 2009, Double Eagle entered into an Agreement and Plan of Merger, by and among Double Eagle, Petrosearch, and DBLE Acquisition Corporation, a Nevada corporation and wholly-owned subsidiary of the Company (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Petrosearch merged with and into Merger Sub, with Petrosearch continuing as the surviving company and a wholly-owned subsidiary of Double Eagle. The merger was consummated on August 6, 2009.
Subject to the terms and conditions of the Merger Agreement, the shareholders of Petrosearch received .0433 shares of Double Eagle common stock and $0.0211 for each share of Petrosearch common stock and Petrosearch preferred stock they held, on an as converted basis.
The exchange ratio was subject to change based on the price of Double Eagle’s common stock prior to the consummation of the Merger. Pursuant to the Merger Agreement, the merger consideration was to be 1,792,741 shares of Double Eagle Common Stock. However, if the volume-weighted average trading price of the Double Eagle Common Stock over the 20 trading days ending on the third trading day preceding the closing of the merger was less than $4.75 per share, an aggregate cash payment was to be made by Double Eagle to the shareholders of Petrosearch, in addition to the Double Eagle common shares. The volume-weighted average trading price of Double Eagle was $4.1235 at the effective date of the merger. In addition, if Petrosearch was unable to meet a minimum working capital target of $8,750,000 at a date of 5 business days prior to the effective date of the merger, an adjustment would be made to the consideration given to the Petrosearch shareholders. Petrosearch had a working capital shortfall of $249,716. In accordance with the Merger Agreement, this shortfall was offset against the cash consideration required to be paid by Double Eagle. The total cash consideration paid by Double Eagle was $873,476.
The aggregate purchase price of approximately $8.1 million is estimated as follows (in thousands):

Aggregrate value of Double Eagle common stock to be issued	$7,260
Cash consideration given to Petrosearch shareholders	873

Purchase Price	$8,133

The allocation of the purchase price is based upon preliminary estimates of fair values, including oil and gas properties and deferred tax assets. Therefore, actual amounts are recorded upon the finalization of estimates of fair values, may differ materially from the information presented in these unaudited pro forma condensed combined consolidated financial statements.
The preliminary allocation of the purchase price is summarized below (in thousands):

Cash and cash equivalents	$8,606
Accounts receivables, net of allowance	5
Prepaid exp. & other current assets	134
Oil and gas properties	350
Accounts payable and other current liabilities	(331)
Asset retirement obligation	(582)

$8,182

Gain on acquistion	$49

Note 2: Unaudited Pro Forma Adjustments (dollars in thousands)
a)
To record cash consideration of $873 paid to Petrosearch stockholders. Pursuant to the Merger Agreement, if the volume-weighted average stock price of Double Eagle was below $4.75 in the twenty trading days ending three days prior to the merger, an adjustment would be made whereby $4.75, less the closing price, multiplied by the number of shares issued would be distributed back to the Petrosearch stockholders. The Double Eagle per share stock price on August 6, 2009 was $4.05. In addition, the Merger Agreement required that Petrosearch have a minimum working capital balance of $8,750 five business days prior to the merger. As Petrosearch did not meet this threshold, the $249 working capital shortfall was deducted from the cash consideration owed to the Petrosearch shareholders;

b)	To record payment of the remaining estimated merger-related costs of $158 for Petrosearch and $150 for Double Eagle as of June 30, 2009;
c)	To adjust the Petrosearch oil and natural gas properties, corporate assets and accumulated depreciation to fair market value;
d)
To record a full valuation allowance against the deferred tax assets, as at the date of this report, for purposes of measuring the estimated fair value of the tax assets or liabilities assumed, the deferred tax assets and liabilities have not been determined and will be reflected in the final valuation as soon as practicable. Such adjustment could be material;

e)
Petrosearch’s estimated merger-related costs total $465, of which, $410 had been recognized as of June 30, 2009, and $307 had been paid. Double Eagle’s estimated merger-related costs totaled $470, of which, $411 had been recognized and $320 had been paid. At June 30, 2009, $205 of merger related costs were included within accrued expenses and other current liabilities on the historical balance sheet. A purchase-price adjustment has been recorded to reduce the accrued expenses, as the merger-related costs would have been paid-out upon consummation of the merger on June 30, 2009;

f)	To adjust the asset retirement obligation to reflect Double Eagle’s estimate of the Company’s credit adjusted risk-free rate;

g)	To record the elimination of Petrosearch’s historical stockholders’ equity;
h)	To record the issuance of 1,792,741 shares of Double Eagle common stock, $.10 par value, at $4.05 per share upon consummation of the merger on August 6, 2009;

i)	To record gain on transaction under SFAS 141(R) at June 30, 2009;

j)	To record Double Eagle merger-related expenses that were not yet incurred as of June 30, 2009, as these costs are assumed to have been incurred and paid prior to the consummation of the merger;
k)	To record adjustment to DD&A expense based upon fair value of oil and gas properties;
l)	To record adjustments for conversion of Petrosearch’s historical financial results from the full cost method of accounting to the successful efforts method of accounting for oil and gas properties;
m)	To record estimated Petrosearch merger-related costs of $465 and estimated Double Eagle merger-related costs of $470;
n)	Records adjustment to income tax expense to reflect Double Eagle’s effective tax rate on the pro forma income (loss) from continued operations;
o)	Records adjustment to reflect the cancellation of all historical outstanding shares of Petrosearch and the issuance of 1,792,741 shares of Double Eagle common stock; and
p)
Records adjustment to reduce general and administrative expenses for merger related costs recognized by Double Eagle of $411 and Petrosearch of $410 for the six months ended June 30, 2009, which for pro forma financial statements are assumed to have been paid upon consummation of the merger on January 1, 2008 and are included within the pro forma adjustments in the year ended December 31, 2008.